Rule 10f-3 Transactions. The Board has adopted procedures for monitoring transactions subject to Rule 10f-3, which regulates transactions with affiliated underwriters. There were six affiliated underwriter transactions involving the Funds identified during the second quarter 2009. In all instances, U.S. Bancorp Investments, Inc., an affiliated underwriter, participated in the underwriting syndicate. Compliance has reviewed the transactions listed below and has determined that they were affected in compliance with the Rule 10f-3 procedures.

Transactions by Nuveen Investments, Inc.

Trade Date,
Security Description,
Quantity Purchased,
Percent Purchased,
Purchase Price,
First Available Public Price at Close,
Purchasing Fund ,Underwriter
11/17/2011,Tobacco Secrtzn Auth Minnesota 11B, 1,125,000.00 ,2.00%,99.5,
102.61, First American Minnesota Municipal Income Fund II, Inc. (MXN) , Barclays Capital, Inc
Underwriting Syndicate Members, BofA Merrill Lynch, Barclays Capital, Ramirez & Co., Inc., Jefferies & Company, RBC Capital Markets, Citi,
Wells Fargo Securities, U.S. Bancorp.
11/17/2011,Tobacco Secrtzn Auth Minnesota 11B, 2,845,000.00 ,2.00%,99.5,
102.61, First Minnesota Municipal Income Portfolio, Inc. (MXA) ,
Barclays Capital, Inc
Underwriting Syndicate Members, BofA Merrill Lynch, Barclays Capital, Ramirez & Co., Inc., Jefferies & Company, RBC Capital Markets, Citi,
Wells Fargo Securities, U.S. Bancorp. ,,,,,,
3/13/2012,Apache County Tucson Electric Power Company, 25,000,000 , 14.12%,$100.00 ,$103.54 ,American Municipal Income Portfolio Inc. (XAA), Merrill Lynch, Pierce, Fenner & Smith, Inc.
Participating, BofA Merrill Lynch, BNY Mellon Capital Markets, LLC,
J.P. Morgan, SunTrust Robinson Humphrey, U. S. Bancorp ,
3/28/2012,Harron Comm/Harron Fin, 2,500,000 ,1.11%,$100.00 ,$102.00 ,
American Income Fund (MRF),SunTrust
Participating, SunTrust Robinson Humphrey, Wells Fargo Securities, LLC, Mitsubishi UFJ Securities USA Inc., U. S. Bancorp ,,,,,,
Underwriters
3/30/2012,Vanguard National Resources, 2,000,000 ,0.57%,$99.27 ,$99.69 ,
American Income Fund (MRF),Citgroup
Participating, Citigroup, Credit Agricole CIB, RBC Capital Markets, RBS, UBS Investment Bank, Wells Fargo Securities, BMO Capital Markets,
Comerica Securities, Capital One Southcoast, Scotiabank, Lloyds Securities, Natixis, U. S. Bancorp
Underwriters
11/17/2011,Tobacco Secrtzn Auth Minnesota 11B, 1,125,000.00 ,2.00%,99.5,
102.61, First American Minnesota Municipal Income Fund II, Inc. (MXN) , Barclays Capital, Inc
Underwriting Syndicate Members, BofA Merrill Lynch, Barclays Capital, Ramirez & Co., Inc., Jefferies & Company, RBC Capital Markets, Citi,
Wells Fargo Securities, U.S. Bancorp.
11/17/2011,Tobacco Secrtzn Auth Minnesota 11B, 2,845,000.00 ,2.00%,99.5,
102.61, First Minnesota Municipal Income Portfolio, Inc. (MXA) ,
Barclays Capital, Inc
Underwriting Syndicate Members, BofA Merrill Lynch, Barclays Capital, Ramirez & Co., Inc., Jefferies & Company, RBC Capital Markets, Citi,
Wells Fargo Securities, U.S. Bancorp.

Transaction by U.S. Bancorp Asset Management
Issuance/ Trade Date,
Security Description,
Total Amount,Percent of Offering,
Purchase Price,
First Available Public Price at Close,
Purchasing Fund,Underwriter from whom Purchased
3/27/2012,Metlife Institutional Funding II, 50,000,000 ,6.67%,$100.00 ,$99.97 ,
Mount Vernon Securities Lending Trust Prime Portfolio (MTVMM),Credit Suisse Participating, Barclays Capital, Credit Suisse, J.P. Morgan Securities LLC,
U. S. Bancorp Investments, Inc.
Underwriters